Exhibit 32.1

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350

In connection with the quarterly report of Tengjun Biotechnology Corp. (the “Company”) on Form 10-Q for the quarter ended September 30, 2022, as filed with the Securities and Exchange Commission (the “Report”), I, Xianchang Ma, Chief Executive Officer and Chief Financial Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date: November 14, 2022

By:	/s/ Xianchang Ma
Name:	Xianchang Ma
Title:	Chief Executive Officer (Principal Executive Officer) and Chief Financial Officer (Principal Financial and Accounting Officer)

This certification is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company. under the Securities Act of 1933, as amended, or the Exchange Act (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing. A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.